Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-124144

Supplement No. 2

(Dated July 19, 2006)

to

Trend Mining Company Prospectus

Dated March 13, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 13, 2006

TREND MINING COMPANY
(Exact Name of Registrant as Specified in its Charter)
Delaware	0-31159	81-0304651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5439 South Prince Street Littleton, Colorado 80120
(Address of Principal Executive Offices) (Zip Code)
(303) 798-7363
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed from last report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item	1.01. Entry into a Material Definitive Agreement;
Item	2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant;
Item	3.02 Unregistered Sales of Equity Securities.

        On June 13, 2006, Trend Mining Company (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, as listed on the signature page therein, one of whom is a beneficial holder of more than 10% of the Company’s outstanding shares of common stock. The Subscription Agreement provides for the issuance and sale of $1,025,000 of convertible promissory notes (each a “Note” and collectively, the “Notes”) of the Company convertible into shares of its common stock at a conversion price of $0.10 per share. If the aggregate principal amount of the Notes is converted, the Company will issue approximately 10,250,000 shares of its common stock. The Notes will be amortized over a thirty-two (32) month period beginning October 13, 2006 and accrue interest at the minimum rate of 10% per annum over a thirty-six (36) month period, beginning on the date of the Subscription Agreement. Commencing October 13, 2006, four months after the date of the Subscription Agreement, principal and interest under the Notes will be payable monthly in cash or shares of the Company’s common stock.

        Provided an Event of Default, as defined in the Notes, has not occurred, the Company has the option of prepaying the principal amount of each Note, in whole or in part, by paying a sum of money to the holder equal to one hundred twenty percent (120%) of the principal amount, together with any accrued but unpaid interest thereon and any and all other sums due, accrued or payable under the Note, the Subscription Agreement, the Warrants, as defined below, and any other agreements delivered together or in connection with the Subscription Agreement. Following the occurrence and continuance of an Event of Default, the annual interest rate on the Note will be automatically increased by five percent (5%), and all outstanding obligations under the Note, including any unpaid interest, will continue to accrue interest from the date of such Event of Default until such Event of Default is cured or waived.

        Pursuant to the Subscription Agreement, the Company is also obligated to issue Class A Warrants and Class B Warrants (collectively, the “Warrants”) to purchase shares of its common stock. If all of the Warrants are exercised, the Company will issue approximately 9,225,000 shares of its common stock. The Class A Warrants are exercisable for five years at an exercise price of $0.17 per share. The Class B Warrants are exercisable until the one hundred twentieth (120th) day following the effective date of the registration statement providing for the resale of the shares issuable upon conversion of the Notes and exercise of the Warrants, and may be exercised at a price of $0.25 per share.

        As part of the Subscription Agreement, the Company has agreed to use its best efforts to file a registration statement providing for the resale of the shares issued upon conversion of the Notes and exercise of the Warrants. Because the sale contemplated by the Subscription Agreement is limited to accredited investors and is for an aggregate purchase price of $1,025,000, the sale is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Regulation D of the Securities Act.

        Incorporated herein by reference are the following: Form of Subscription Agreement (Exhibit 10.1), form of Convertible Promissory Note (Exhibit 10.2), form of Class A Warrant (Exhibit 10.3), form of Class B Warrant (Exhibit 10.4), and form of Waiver (Exhibit 10.5). The respective descriptions of the form of Subscription Agreement, form of Convertible Promissory Note, form of Class A Warrant, and form of Class B Warrant contained herein are qualified in their entirety by the respective terms of each document incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

           (c) Exhibits

Exhibit 10.1	Form of Subscription Agreement dated as of June 13, 2006 by and among Trend Mining Company and the purchasers identified therein.
Exhibit 10.2	Form of Convertible Promissory Note issued by Trend Mining Company.
Exhibit 10.3	Form of Class A Warrant issued by Trend Mining Company.
Exhibit 10.4	Form of Class B Warrant issued by Trend Mining Company.
Exhibit 10.5	Form of Waiver by and among Trend Mining Company and the signatories identified therein.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2006
TREND MINING COMPANY By: /s/ Thomas A. Loucks Name: Thomas A. Loucks Title: President and Chief Executive Officer

EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

        THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of June 13, 2006, by and among Trend Mining Company, a Delaware corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively the “Subscribers”).

        WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers and the Subscribers, in the aggregate, shall purchase:

1.

Up to One Million Twenty-Five Thousand Dollars ($1,025,000) (the “Purchase Price”) of principal amount of promissory notes of the Company (“Note” or “Notes”) convertible into shares of the Company’s common stock, $0.01 par value (the “Common Stock”) at a per share conversion price equal to $0.10, in the form attached hereto as Exhibit A;

2.

Four Million One Hundred Thousand (4,100,000) Class A warrants (the “Class A Warrants”), exercisable for shares of Common Stock at $0.17 per share (the “Class A Warrant Shares”), in the form attached hereto as Exhibit B1; and

3.

Five Million One Hundred Twenty-Five Thousand (5,125,000) Class B warrants (the “Class B Warrants”), exercisable for shares of Common Stock at $0.25 per share (the “Class B Warrant Shares”), in the form attached hereto as Exhibit B2.

The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Shares”), the Class A and Class B Warrants (together, the “Warrants”) and the Class A and Class B Warrant Shares (together the “Warrant Shares”) are collectively referred to herein as the “Securities.”

        NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

ARTICLE I

SUBSCRIPTION

        1.1         Subscription. The Subscribers hereby subscribe and agree to purchase, and the Company hereby agrees to issue and sell to the Subscribers, the amount of Warrants and Notes in the principal amounts, as designated on the signature page hereto. The aggregate principal amount of the Notes to be purchased by the Subscribers on the Closing Date (as defined below) will, in the aggregate, be equal to the Purchase Price.

        1.2         Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on June 8, 2006 (the “Closing Date”) the Closing will take place at the offices of the Company or at such other time and/or place as the parties may agree or via the exchange of facsimile signatures (as contemplated herein).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        2.1         Representations and Warranties. The Company hereby represents and warrants to the Subscribers as follows, which representations and warranties are true as of the date hereof and will be true as of the Closing Date:

                (a)        Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b)       Authority; Enforceability. This Agreement, the Note, the Warrants, the Waiver, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

                (c)       Compliance with Applicable Laws. The Company is currently in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs, requirements and injunctions of all governmental authorities, agencies, courts, and administrative tribunals, except for such noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect.

                (d)       Governmental Authorizations. Except for the filing of any forms required under the federal securities laws and any filings required under state “blue sky” laws, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder.

                (e)       Proceedings. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company, before any court or arbitrator, or any governmental body, agency or official in which there is a reasonable likelihood of a decision which could have a Material Adverse Effect on the Company or which challenges the validity of this Agreement.

                (f)       Exempt Transaction. The offer, sale and issuance of the Securities without registration (assuming the accuracy of the representations and warranties made by the Subscriber in Article III hereof) will not violate the Securities Act or any applicable state securities or “blue sky” laws or other applicable laws. None of the Company, its affiliates or any person acting on its behalf has engaged in any form of general solicitation or advertising (as defined in Rule 502(c) of the Securities Act) or engaged in any action that would require the registration under the Securities Act of the offering and sale of the Securities.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

        3.1         Representations and Warranties. Each Subscriber hereby represents and warrants to the Company as follows, which representations and warranties are true as of the date hereof and will be true as of the Closing Date:

                (a)       Organization and Standing. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                (b)       Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners, or members, as the case may be, is required.

                (c)       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Each Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                (d)       Information on Company. The Subscriber has been furnished with or has had access at the EDGAR website of the Commission to the Company’s Form 10-KSB for the year ended September 30, 2005 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website. In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. The Subscriber’s decision to enter into the transaction contemplated by this Agreement is based on the Subscriber’s own evaluation of the Company’s business activities and the finances, merits, and risks of purchasing the Securities.

                (e)       Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters that enables the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Subscriber is aware that an investment in the Securities involves a number of very significant risks, including the possible loss of his entire investment and has considered and reviewed the information provided by the Company with such advisors as the Subscriber deemed necessary. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended and the Subscriber is not a broker-dealer.

                (f)       Purchase of Notes and Warrants. On the Closing Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act.

                (g)       Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act, any applicable state securities laws, or is exempt from such registration.

                (h)       Shares and Warrant Shares Legend. The Shares and Warrant Shares will bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TREND MINING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

                (i)       Warrants Legend. The Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TREND MINING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

                (j)       Note Legend. The Note shall bear the following legend:

“THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TREND MINING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

                (k)       Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting other than in connection and concurrently with such communicated offer.

                (l)        Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

                (m)       Restricted Securities. Subscriber understands that the Securities have not been registered under the Securities Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the Securities Act. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                (n)       No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                (o)       No Market Manipulation. No Subscriber has taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                (p)       Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date will be true and correct as of the Closing Date.

ARTICLE IV

CONVERSION OF NOTE

        4.1         Conversion of Note. Subscriber will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 8.1 of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof will be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the “Delivery Date”). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber and the Subscriber has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

        Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

ARTICLE V

WARRANTS

        5.1         Class A Warrants. On the Closing Date, the Company will issue and deliver Class A Warrants to the Subscribers. Four thousand (4,000) Class A Warrants will be issued for each one thousand dollars ($1,000) of principal of the Note subscribed hereunder. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $0.17. The Class A Warrants will be exercisable until five (5) years after the Closing Date.

        5.2         Class B Warrants. On the Closing Date, the Company will issue and deliver Class B Warrants to the Subscribers. Five thousand (5,000) Class B Warrants will be issued for each one thousand dollars ($1,000) of principal of the Note subscribed hereunder. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class B Warrant will be $0.25. The Class B Warrants will be exercisable from the Closing Date until the Registration Statement described in Section 6.1 of this Agreement has been effective for the public, unrestricted and registered resale of the Warrant Shares for one hundred and twenty (120) days.

ARTICLE VI

REGISTRATION OF SHARES AND WARRANT SHARES

        6.1         Registration of Shares and Warrant Shares. The Company agrees to use its best efforts to prepare and file with the Commission a registration statement under the Securities Act registering the Shares and the Warrant Shares (together, the “Registrable Securities”). The Company will also use its best efforts to cause such registration statement to become and remain effective and will promptly notify all holders of the Registrable Securities (each a “Seller” and collectively the “Sellers”) upon the Company’s receipt of notice that the registration statement has been declared effective. Upon such effectiveness, the Company will furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein as such holders may reasonably request in order to facilitate the public sale or disposition of the securities covered by such registration statement.

        6.2         Provision of Documents. In connection with the registration described in Section 6.1, the Sellers will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

        6.3         Expenses of Registration. All expenses incurred by the Company in complying with Section 6.1, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance for all Sellers are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the registration statement under Section 6.1. Selling Expenses in connection with each registration statement under Section 6.1 will be borne by the Sellers and may be apportioned among such Sellers in proportion to the number of shares sold by the Seller relative to the number of shares under such registration statement or as all such Sellers thereunder may agree.

ARTICLE VII

TERMINATION

        7.1         Termination. This Agreement may be terminated by the mutual agreement of the parties hereto.

        7.2         Effect of Termination. In the event of termination of this Agreement, this Agreement will be of no force or effect.

ARTICLE VIII

MISCELLANEOUS

        8.1         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, must be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder will be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Trend Mining Company, 5439 South Prince Street, Littleton, CO 80120, Attn: Thomas Loucks, President and CEO, telecopier number: (303) 798-7374, with a copy by telecopier only to: Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Henry I. Rothman, telecopier number: (212) 704-5950, and (ii) if to the Subscribers, to: the addresses and telecopier numbers indicated on the signature pages hereto.

        8.2         Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

        8.3         Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

        8.4         Waivers and Consents. For the purposes of this Agreement, no course of dealing between the Company and the Subscriber, or no delay on the part of either party hereto in exercising any rights hereunder will operate as a waiver of the rights hereof or thereof. No provision hereof may be waived except by a written instrument signed by the party waiving the provision.

        8.5         Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.

Any action brought by either party against the other concerning the transactions contemplated by this Agreement may be brought only in the state courts of New York or in the federal courts located in the state of New York. The prevailing party will be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed inoperative to the extent that it may conflict therewith and will be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision of any agreement.

        8.6         Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees will have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the inclusion of a Subscriber in the registration statement) will be deemed to constitute the Subscribers as a partnership, an association, a joint venture, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Subscriber will be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it will not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and the Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

        8.7         Headings. The descriptive headings in this Agreement have been inserted for convenience only and must not be deemed to limit or otherwise affect the construction or interpretation of any provision herein.

        8.8         Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Reference in this Agreement to “including,” “includes,” and “include” will be deemed to be followed by “without limitation.”

        8.9         Facsimile Signatures. A facsimile signature on this Agreement or an original signature delivered by facsimile will be considered the same as an original.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed and delivered as of the day and year first above written.

TREND MINING COMPANY
By:
Name: Thomas A. Loucks Title: President and Chief Executive Officer

SUBSCRIBER	NOTE PRINCIPAL	CLASS A WARRANTS	CLASS B WARRANTS
IGNATZ ARNSTEIN	$50,000	200,000	250,000
1515 52nd Street
Brooklyn, N.Y. 11219
/s/
(Signature)

VICTOR BARANES	$10,000	40,000	50,000
8730 Caminito-Sueno
La-Jolla, C.A. 92037
Fax: (310) 390-9701
/s/
(Signature)

DANIEL FELLUS	$5,000	20,000	25,000
8730 Caminito-Sueno
La-Jolla, C.A. 92037
Fax: (310) 390-9701
/s/
(Signature)

SHLOMO FELLUS	$10,000	40,000	50,000
8730 Caminito-Sueno
La-Jolla, C.A. 92037
Fax: (310) 390-9701
/s/
(Signature)

        IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed and delivered as of the day and year first above written.

TREND MINING COMPANY
By: /s/
Name: Thomas A. Loucks Title: President and Chief Executive Officer

SUBSCRIBER	NOTE PRINCIPAL	CLASS A WARRANTS	CLASS B WARRANTS
GEORGE FURLA	$75,000	300,000	375,000
8530 Wilshire Boulevard, Suite #420
Beverly Hills, C.A. 90211
Fax: (310) 659-9412
/s/
(Signature)

MIRIAM HAUSMAN	$50,000	200,000	250,000
142 West End Avenue
New York, N.Y. 10023
/s/
(Signature)

BELLA LEVY	$7,000	28,000	35,000
89 Elmwood Avenue
Passaic, N.J. 07055
/s/
(Signature)

        IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed and delivered as of the day and year first above written.

TREND MINING COMPANY
By: /s/
Name: Thomas A. Loucks Title: President and Chief Executive Officer

SUBSCRIBER	NOTE PRINCIPAL	CLASS A WARRANTS	CLASS B WARRANTS
JAMES MAGGS	$25,000	100,000	125,000
800 Old Bridge Road
Brielle, N.J. 08730-1334
Phone: (732) 223-9870
Fax: (732) 223-1157
/s/
(Signature)

VICTOR MORGENSTERN	$50,000	200,000	250,000
106 Vine Avenue
Highland Park, I.L. 60035
Fax: (847) 432-6861
e-mail: vmstar@msn.com
/s/
(Signature)

ZACHARY SCHENKER	$2,500	10,000	12,500
171 West 79th Street, Apt. 104
New York, N.Y. 10024
/s/
(Signature)

        IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed and delivered as of the day and year first above written.

TREND MINING COMPANY
By: /s/
Name: Thomas A. Loucks Title: President and Chief Executive Officer

SUBSCRIBER	NOTE PRINCIPAL	CLASS A WARRANTS	CLASS B WARRANTS
JOSEF D. SCHENKER	$2,500	10,000	12,500
461 Cumberland Street
Englewood, N.J. 07631
/s/
(Signature)

IRENE SCHENKER	$3,500	14,000	17,500
160 West End Avenue
New York, N.Y. 10023
/s/
(Signature)

JACK SCHENKER & MARTINE SCHENKER, JACK SCHENKER	$34,500	138,000	172,500
DEFINED PENSION PLAN, DTD 1/1/93
200 RIVERSIDE BOULEVARD #21D
NEW YORK, N.Y. 10069
/s/
(SIGNATURE)

HOWARD SCHRAUB	$450,000	1,800,000	2,250,000
G. Howard Associates
525 East 72nd Street
New York NY 10021
/s/
(Signature)

        IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed and delivered as of the day and year first above written.

TREND MINING COMPANY
By: /s/
Name: Thomas A. Loucks Title: President and Chief Executive Officer

SUBSCRIBER	NOTE PRINCIPAL	CLASS A WARRANTS	CLASS B WARRANTS
ALPHA CAPITAL AKTIENGESELLSCHAFT	$250,000	1,000,000	1,250,000
Address:
Fax:
/s/
(Signature)

LIST OF EXHIBITS AND SCHEDULES

      Exhibit A                                         Form of Note

      Exhibit B 1                                       Form of Class A Warrant

      Exhibit B 2                                       Form of Class B Warrant

      Exhibit C                                         Form of Waiver

      Exhibit D                                         Form of Public Announcement on Form 8-K

EXHIBIT 10.2

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TREND MINING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE NOTE

                FOR VALUE RECEIVED, TREND MINING COMPANY, a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to __________, (the “Holder”) or its registered assigns or successors in interest or order, without demand, the sum of ____________ Dollars ($________) (“Principal Amount”), with simple and unpaid interest thereon, on June 13, 2009 (the “Maturity Date”), if not sooner paid.

                This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and will be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note will have the same meaning as is set forth in the Subscription Agreement. The following terms will apply to this Note:

ARTICLE I

INTEREST; AMORTIZATION

                1.1.        Interest Rate. Subject to Section 5.7 hereof, interest payable on this Note shall accrue at a rate of 10% per annum (the “Interest Rate”). Interest shall be calculated on the basis of a 360-day year. Interest on the Principal Amount will be payable monthly, in arrears, commencing on October 13, 2006 and on the first day of each consecutive calendar month thereafter (each, a “Repayment Date”) and on the Maturity Date, whether by acceleration or otherwise.

                1.2.        Minimum Monthly Principal Payments. Amortizing payments of the outstanding Principal Amount of this Note will commence on the first (1st) Repayment Date and will recur on each succeeding Repayment Date thereafter until the Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, on each Repayment Date, the Borrower shall make payments to the Holder in the amount of one-thirty-second (1/32nd) of the initial Principal Amount (the “Monthly Principal Amount”), together with any accrued and unpaid interest then due on such portion of the Principal Amount plus any and all other amounts which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the “Monthly Amount”). Amounts of conversions of Principal Amount made by the Holder or Borrower pursuant to Section 2.1 or Article III, and Redemption Amounts (as defined in Section 2.3 of this Note) actually paid to Borrower will be applied to Monthly Amounts commencing with the Monthly Amounts first payable and then Monthly Amounts thereafter in chronological order. Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

                1.3.        Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, subject to Section 6.7, the annual interest rate on this Note shall automatically be increased by five percent (5%), and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived.

ARTICLE II

CONVERSION REPAYMENT

                2.1.        (a)       Payment of Monthly Amount in Cash or Common Stock. If the Monthly Amount is required to be paid in cash pursuant to Section 2.1(b), then the Borrower shall pay the Holder an amount equal to 104% of the Monthly Amount due and owing to the Holder on the Repayment Date in cash. If the Monthly Amount is required to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Borrower to the Holder on such Repayment Date (in respect of such portion of the Monthly Amount converted into shares of Common Stock pursuant to Section 2.1(b)), will be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial “Fixed Conversion Price” means ten cents ($0.10).

                                (b)        Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a) and 2.2 hereof, the Holder shall convert into shares of Common Stock all at the Fixed Conversion Price or the maximum portion of the Monthly Amount due on each Repayment Date provided that the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the twenty (20) consecutive trading days immediately preceding such Repayment Date shall be greater than or equal to 15% above the Fixed Conversion Price (“Conversion Criterion”). The Monthly Amount due on a Repayment Date that the Holder has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criterion shall be paid by the Borrower at the Borrower’s election (i) in cash at the rate of 104% of such Monthly Amount otherwise due on such Repayment Date within three (3) business days of the applicable Repayment Date, or (ii) in registered, unlegended, free-trading Common Stock at an applied conversion rate equal to eighty percent (80%) of the average of the five (5) lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding such Repayment Date. Such shares of Common Stock must be delivered to the Holder not later than three (3) business days after the applicable Repayment Date. Whichever of the OTC Pink Sheets, NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange or such other principal market or exchange where the Common Stock is listed or traded is the principal trading exchange or market for the Common Stock is the Principal Market.

                                (c)        Application of Conversion Amounts. Any amounts converted by the Holder pursuant to Section 2.1(b) will be deemed to constitute payments of, or applied (i) first, against outstanding fees, (ii) second, against accrued interest on the Principal Amount, and (iii) third, against the Principal Amount.

                2.2.        No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be made in shares of Common Stock by the Borrower without the Holder’s consent unless (a) either (i) an effective current Registration Statement covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144(k) of the Securities Act, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

2

                 2.3.        Optional Redemption of Principal Amount. Provided an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal Amount (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Subscription Agreement or any Transaction Document through the Redemption Payment Date as defined below (the “Redemption Amount”). Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be not less than five (5) business days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption will not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period. On the Redemption Payment Date, the Redemption Amount less any portion of the Redemption Amount against which the Holder has exercised its rights pursuant to Section 3.1, will be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.

ARTICLE III

CONVERSION RIGHTS

                 3.1.        Holder’s Conversion Rights. Subject to Section 2.2, the Holder will have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock, subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.

                 3.2.        [omitted]

                 3.3.        Mechanics of Holder’s Conversion.

                                (a)        In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock (the “Conversion Shares”), the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion must provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within three (3) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof will be deemed a “Conversion Date.” A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

3

                                (b)        Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower’s transfer agent, within two (2) business days after the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege will be deemed to have been exercised and the Conversion Shares issuable upon such conversion will be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder will be treated for all purposes as the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary. Notwithstanding the foregoing to the contrary, the Borrower or its transfer agent will only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if the registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Note is effective and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. In the event that Conversion Shares cannot be delivered to the Holder via DWAC, the Borrower shall deliver physical certificates representing the Conversion Shares by the Delivery Date.

                 3.4.        Conversion Mechanics.

                                (a)        The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III will be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

                                (b)        The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion will be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                                               A.        Merger, Sale of Assets, etc. If the Borrower at any time consolidates with or merges into or sells or conveys all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, will thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision will similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section will apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                                               B.        Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, will thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

4

                                               C.        Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price will be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                                               D.        Share Issuance. So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete conversion of this Note for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Fixed Conversion Price will be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock will result in an adjustment to the Fixed Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Fixed Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

                                (c)        Whenever the Conversion Price is adjusted pursuant to Section 3.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

                 3.5.        Duly and Validly Issued Conversion Shares. Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note will constitute the granted of full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the issuance of the Conversion Shares.

                 3.6        Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note will, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which has not been converted or paid, provided Holder has surrendered an original Note to the Company. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

ARTICLE IV

EVENTS OF DEFAULT

                 The occurrence of any of the following events of default (“Event of Default”) will, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

5

                 4.1        Failure to Pay Principal or Interest. Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of five (5) business days after the due date.

                 4.2        Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

                 4.3        Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith is false or misleading in any material respect as of the date made and the Closing Date.

                 4.4        Receiver or Trustee. Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

                 4.5        Judgments. Any money judgment, writ or similar final process is entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $50,000, and remains unvacated, unbonded or unstayed for a period of forty-five (45) days.

                 4.6        Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date.

                 4.7        Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

                 4.8       Delisting. Delisting of the Common Stock from the OTC Bulletin Board (“Bulletin Board”) or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the Bulletin Board for a period of seven (7) consecutive trading days; or notification from the Bulletin Board or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Bulletin Board or other Principal Market.

                 4.9        Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower’s Common Stock that lasts for five or more consecutive trading days.

                 4.10        Failure to Deliver Common Stock or Replacement Note. Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or the Subscription Agreement, or, if requested by Borrower, a replacement Note, and such failure continues for a period of two (2) business days after the due date.

                 4.11        Non-Registration Event. The occurrence of a Non-Registration Event as described in the Subscription Agreement that is not cured within five (5) business days after notice from Holder.

                 4.13        Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document or other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

6

ARTICLE V

MISCELLANEOUS

                 5.1        Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 5.2        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall will be in writing and, unless otherwise specified herein, will be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party will have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder will be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Trend Mining Company, 5439 South Prince Street, Littleton, CO 80120, Attn: Thomas Loucks, President and CEO, telecopier number: (303) 798-7374, with a copy by telecopier only to: Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Henry I. Rothman, telecopier number: (212) 704-6288, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.

                 5.3        Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                 5.4        Assignability. This Note will be binding upon the Borrower and its successors and assigns, and will inure to the benefit of the Holder and its successors and assigns.

                 5.5        Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

                 5.6        Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

7

                 5.7        Maximum Payments. Nothing contained herein will be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to Borrower.

                 5.8        Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

                 5.9        Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

8

        IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 13th day of June 2006.

TREND MINING COMPANY By: Name: Thomas A. Loucks Title: President and Chief Executive Officer

9

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

                The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Trend Mining Company on May __, 2006 into Shares of Common Stock of Trend Mining Company (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_________________________________________________________________

Conversion Price:___________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date:___________________

Shares To Be Delivered:______________________________________________________________

Signature:_________________________________________________________________________

Print Name:________________________________________________________________________

Address:__________________________________________________________________________

                __________________________________________________________________________

10

EXHIBIT 10.3

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TREND MINING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase __________ shares of Common Stock of Trend Mining Company (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

CLASS A

No. 2006-JUNE-__	Issue Date: June 13, 2006

        TREND MINING COMPANY, a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, «SUBSCRIBER» or its/his/her assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth anniversary of the Issue Date (the “Expiration Date”), up to __________ fully paid and nonassessable shares of the common stock of the Company (the “Common Stock”), $0.01 par value per share at a per share purchase price of $0.17. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated June 13, 2006, entered into by the Company and the Holder of the Class A Warrants.

        As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

    (a)        The term “Company” shall include Trend Mining Company and any corporation which shall succeed or assume the obligations of Trend Mining Company hereunder.

    (b)        The term “Common Stock” includes (a) the Company’s Common Stock, $0.01 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

    (c)        The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1

1.        Exercise of Warrant.

            1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

    1.2.        Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within three (3) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

    1.3.        Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

    1.4.        Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

    (a)        If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

    (b)        If the Company’s Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

    (c)        Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

    (d)        If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

2

    1.5.        Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

    1.6.        Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

    1.7        Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

    2.        [omitted]

    3.        Adjustment for Reorganization, Consolidation, Merger, etc.

    3.1.        Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

    3.2.        Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Warrants.

3

    3.3.        Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

    3.4.        [omitted]

    4.        Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

    5.        Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

    6.        Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

4

    7.        Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

    8.        Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    9.        [omitted]

    10.        [omitted]

    11.        Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

    12.        Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

    13.        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Trend Mining Company, 5439 South Prince Street, Littleton, CO 80120, Attn: Thomas Loucks, President and CEO, telecopier number: (303) 798-7374, with a copy by telecopier only to: Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Henry I. Rothman, telecopier number: (212) 704-6288, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant.

5

    14.        Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

TREND MINING COMPANY
By:
Thomas Loucks President & CEO

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: TREND MINING COMPANY

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

________ shares of the Common Stock covered by such Warrant; or

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is __________________________________________________________________________________________________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the date of exercise: ___________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________	______________________________________________
(Signature must conform to name of holder as specified on the face of the Warrant)
______________________________________________ ______________________________________________ (Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT (To be signed only on transfer of Warrant)

        For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the Warrant to purchase the percentage and number of shares of Common Stock of TREND MINING COMPANY to which the Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of TREND MINING COMPANY with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________	_____________________________________________________________ (Signature must conform to name of holder as specified on the face of the warrant)
Signed in the presence of: _________________________________ (Name)	_____________________________________________________________ _____________________________________________________________ (address)
ACCEPTED AND AGREED: [TRANSFEREE]	_____________________________________________________________ _____________________________________________________________ (address)
__________________________________ (Name)

EXHIBIT 10.4

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TREND MINING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase _________ shares of Common Stock of Trend Mining Company (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

CLASS B

No. 2006-JUNE-___	Issue Date: June 13, 2006

             TREND MINING COMPANY, a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, ___________________________________ or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the one hundred and twentieth (120th) day on which the Registration Statement, as described in Article 6 of the Subscription Agreement (identified below) has been effective for the public unlegended and unrestricted resale by the Holder of the Common Stock issuable upon exercise of this Warrant (the “Expiration Date”), up to ___________ fully paid and nonassessable shares of the common stock of the Company (the “Common Stock”), $0.01 par value per share at a per share purchase price of $0.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated June 13, 2006, entered into by the Company and the Holder of the Class B Warrants.

              As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

             (a)        The term “Company” shall include Trend Mining Company and any corporation which shall succeed or assume the obligations of Trend Mining Company hereunder.

              (b)        The term “Common Stock” includes (a) the Company’s Common Stock, $0.01 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

               (c)        The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

               1.      Exercise of Warrant.

                        1.1.       Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                       1.2.        Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within three (3) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                        1.3.        Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                        1.4.        Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

                                      (a)        If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                                      (b)        If the Company’s Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                                      (c)        Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                                      (d)        If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause

2

(d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                        1.5.        Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                        1.6.        Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

                        1.7        Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

              2.        [omitted]

              3.        Adjustment for Reorganization, Consolidation, Merger, etc.

                        3.1.        Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                        3.2.        Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Warrants.

3

                        3.3.        Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

                        3.4.        [omitted]

              4.        Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

              5.        Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

              6.        Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

4

              7.        Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

              8.        Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

              9.          [omitted]

              10.        [omitted]

              11.        Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

              12.        Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

              13.        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Trend Mining Company, 5439 South Prince Street, Littleton, CO 80120, Attn: Thomas Loucks, President and CEO, telecopier number: (303) 798-7374, with a copy by telecopier only to: Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Henry I. Rothman, telecopier number: (212) 704-6288, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant.

5

              14.        Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6

             IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

TREND MINING COMPANY
By:
Thomas A. Loucks President and CEO

7

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: TREND MINING COMPANY

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

________ shares of the Common Stock covered by such Warrant; or

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is __________________________________________________________________________________________________________________________________________________________________________ __________________________________________________________________________________________________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the date of exercise: ___________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

8

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT (To be signed only on transfer of Warrant)

        For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of TREND MINING COMPANY to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of TREND MINING COMPANY with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________
(Signature must conform to name of holder as specified on the face of the warrant)
Signed in the presence of:

(Name)
(address)
ACCEPTED AND AGREED: [TRANSFEREE]

(address)

(Name)

EXHIBIT 10.5

WAIVER

        This WAIVER is made and entered into as of June 13, 2006, by and between TREND MINING COMPANY, a Delaware corporation (the “Company”), and the holders identified on the signature page hereto (each a “Holder” and collectively the “Holders”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Subscription Agreement (as defined below).

        WHEREAS, the Company and the Holders entered into a Subscription Agreement dated as of January 27, 2005 (the “Subscription Agreement”), amended on July 28, 2005 (the “Amendment”);

        WHEREAS, certain Holders entered into a Modification and Amendment Agreement dated February 17, 2006 and a Termination Agreement dated April 30, 2006 (the “Modification and Termination”; and

        WHEREAS, the Company issued to each Holder a Note (the “Note”) and a Warrant (the “Warrant”) pursuant to the Subscription Agreement; and

        WHEREAS, the Company intends to sell:

              (1)        Up to One Million Twenty-Five Thousand Dollars ($1,025,000) of principal amount of promissory notes of the Company convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a conversion price of $0.10 per share;

1

(2) Four Million One Hundred Thousand (4,100,000) Class A warrants, exercisable for shares of Common Stock at $0.17 per share; and

(3) Five Million One Hundred Twenty-Five Thousand (5,125,000) Class B warrants, exercisable for shares of Common Stock at $0.25 per share (the “Proposed Sale”).

        WHEREAS, in connection with the contemplated Proposed Sale, under the Subscription Agreement and the Amendment:

(i)

each Holder possesses a right of first refusal and a right to 7 business days prior written notice with respect to the Proposed Sale pursuant to Section 12(a) of the Subscription Agreement and Section 6 of the Amendment; and

2

(ii)	the Company is prohibited from issuing any equity without the prior written consent of each Holder under Section 12(b) of the Subscription Agreement and Section 6 of the Amendment.

        WHEREAS, the Holder wishes to waive such right of first refusal under Section 12(a) and consent to the issuance of common stock and equity by the Company in connection with the Proposed Sale only in connection with Section 12(b); and

        NOW, THEREFORE, the Company and the Holders hereby agree as follows:

        SECTION 1. Acknowledgment, Waiver and Consent. The Holders hereby acknowledge receipt of notice of the Proposed Sale in satisfaction of Sections 12(a) of the Subscription Agreement and Section 6 of the Amendment and waives the rights granted to it therein; and the Holder hereby consents to the issuance of promissory notes convertible into and warrants exercisable for shares of Common Stock, also deemed equity, by the Company under the terms of the Proposed Sale in accordance with Section 12(b).

        SECTION 2. [Omitted.]

        SECTION 3. Miscellaneous.

              (a)        Amendments. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

              (b)        Counterparts. This Waiver may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

              (c)        Governing Law. This Waiver will be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the rules governing the conflicts of law.

              (d)        Headings. The headings in this Warrant are for purposes of reference only, and will not limit or otherwise affect any of the terms hereof.

              (e)        Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

3

        IN WITNESS WHEREOF, the Company and the Holder have caused this Waiver to be executed as of the date first written above.

TREND MINING COMPANY
By: /s/ Thomas A. Loucks
Name: Thomas A. Loucks Title: President and Chief Executive Officer
Holders
LONGVIEW EQUITY FUND, LP
By: /s/ Wayne H. Coleson
Name: Wayne H. Coleson
Title: Investment Advisor
LONGVIEW FUND, LP
By: /s/ S. Michael Rudolph
Name: S. Michael Rudolph
Title: Investment Advisor
LONGVIEW INTERNATIONAL EQUITY FUND, LP
By: /s/ Wayne H. Coleson
Name: Wayne H. Coleson
Title: Investment Advisor
CAMDEN INTERNATIONAL
By: Anna Marie Lowe
Name: Anna Marie Lowe
Title: Director

4

WAIVER

        This WAIVER is made and entered into as of June 13, 2006, by and between TREND MINING COMPANY, a Delaware corporation (the “Company”), and Howard Schraub (the “Holder”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Subscription Agreement (as defined below).

        WHEREAS, the Company and the Holder entered into a Subscription Agreement dated as of March 22, 2005 (the “Subscription Agreement”);

        WHEREAS, the Company issued to the Holder a Note (the “Note”), a Class A Warrant, and Class B Warrant (together, the “Warrants”) pursuant to the Subscription Agreement; and

        WHEREAS, the Company intends to sell:

    (1)        Up to One Million Twenty-Five Thousand Dollars ($1,025,000) of principal amount of promissory notes of the Company convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a conversion price of $0.10 per share;

(2) Four Million One Hundred Thousand (4,100,000) Class A warrants, exercisable for shares of Common Stock at $0.17 per share; and

(3) Five Million One Hundred Twenty-Five Thousand (5,125,000) Class B warrants, exercisable for shares of Common Stock at $0.25 per share.

      (the “Proposed Sale”)

        WHEREAS, in connection with the contemplated Proposed Sale, under the Subscription Agreement and the Amendment:

(iii)	the Holder possesses a right of first refusal and a right to 7 business days prior written notice with respect to the Proposed Sale pursuant to Section 12(a) of the Subscription Agreement; and

(iv)	the Company is prohibited from issuing any equity without the prior written consent of the Holder under Section 12(b) of the Subscription Agreement.

;and

        WHEREAS, the Holder wishes to waive such right of first refusal under Section 12(a) of the Subscription Agreement and consent to the issuance of common stock and equity by the Company in connection with the Proposed Sale pursuant to Section 12(b) of the Subscription Agreement.

5

        NOW, THEREFORE, the Company and the Holders hereby agree as follows:

        SECTION 1. Acknowledgment, Waiver and Consent. The Holder hereby acknowledges receipt of notice of the Proposed Sale in satisfaction of Section 12(a) of the Subscription Agreement and waives the rights granted to it therein; and the Holder hereby consents to the issuance of promissory notes convertible into and warrants exercisable for shares of Common Stock, also deemed equity, by the Company under the terms of the Proposed Sale in accordance with Section 12(b) of the Subscription Agreement.

        SECTION 2. [Omitted.]

        SECTION 3. Miscellaneous.

              (a)        Amendments. This Agreement and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

              (b)        Counterparts. This Waiver may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

              (c)        Governing Law. This Waiver will be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the rules governing the conflicts of law.

              (d)        Headings. The headings in this Warrant are for purposes of reference only, and will not limit or otherwise affect any of the terms hereof.

              (e)        Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

6

        IN WITNESS WHEREOF, the Company and the Holder have caused this Waiver to be executed as of the date first written above.

TREND MINING COMPANY
By:
Name: Thomas A. Loucks Title: President and Chief Executive Officer
Holder

Howard Schraub

7